     As filed with the Securities and Exchange Commission on June 7, 1996

                                                     Registration No. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _______________

                                   Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________
                          NaPro BioTherapeutics, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                84-1187753
   (State or Other Jurisdiction of              (I.R.S. Employer
    Incorporation or Organization)               Identification No.)

      6304 Spine Road, Unit A                           80301
         Boulder, Colorado                            (Zip Code)
      Telephone: (303) 530-3891
 (Address of Principal Executive Offices)
                                _______________

                          NaPro BioTherapeutics, Inc.
                             1993 Stock Option Plan

                          NaPro BioTherapeutics, Inc.
                   1994 Long-Term Performance Incentive Plan

                           (full title of the plans)
                                _______________

        Gordon H. Link, Jr.                             With Copies to:
       Chief Financial Officer
       6304 Spine Road, Unit A                        Garth B. Jensen, Esq.
       Boulder, Colorado 80301                      Holme Roberts & Owen LLC
      Telephone: (303) 530-3891                     1700 Lincoln, Suite 4100
      Telecopier: (303) 530-1296                    Telephone:  (303) 866-0368
  (Name, Address, and Telephone Number,             Telecopier:  (303) 866-0200
Including Area Code, of Agent for Service)


                                   CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------
                                       Proposed             Proposed Maximum
Title of Securities    Amount to be    Maximum              Aggregate Offering          Amount of
to be Registered       Registered (1)  Offering Price       Price (2)                   Registration Fee
                                       Per Share(2)
- ------------------------------------------------------------------------------------------------------------
Common Stock
($.0075 par value)            46,736   $           0.75     $         35,052.00         $              12.09
                              45,687               2.40              109,648.80                        37.81
                              10,758               3.65               39,266.70                        13.54
                                 500               3.85                1,925.00                         0.66
                              38,500               6.09              234,465.00                        80.85
                               2,000               6.25               12,500.00                         4.31
                               6,667               6.57               43,802.19                        15.10
                              20,000               7.66              153,200.00                        52.83
                               6,000              10.00               60,000.00                        20.69
                             238,625             10.125            2,416,078.13                       833.13
                               5,000             10.875               54,375.00                        18.75
                              16,500             11.125              183,562.50                        63.30
                              24,000              11.75              282,000.00                        97.24
                             519,173              15.25     $      7,917,388.25         $           2,730.13
                           ---------                        -------------------         --------------------
                             980,146                        $     11,543,263.57         $           3,980.44
- ------------------------------------------------------------------------------------------------------------

(1) 113,682 and 866,464 shares are covered by the 1993 Stock Option Plan and the 1994 Long-Term Performance Incentive Plan, respectively.

(2)  Estimated solely for the purpose of calculating the registration fee for the shares being registered hereby pursuant to Rule 457 based on (a) an exercise price of $0.75 per share for 46,736 shares, $2.40 per share for 45,687 shares, $3.65 per share for 10,758 shares, $3.85 per share for 500 shares, $6.09 per share for 38,500 shares, $6.25 per share for 2,000 shares, $6.57 per share for 6,667 shares, $7.66 per share for 20,000 shares, $10.00 per share for 6,000 shares, $10.125 per share for 238,625 shares, $10.875 per share for 5,000 shares, $11.125 per share for 16,500 shares and $11.75 per share for 24,000 shares, and (b) an exercise price of $15.25 per share (the average of the high and low sales price for Common Stock on June 6, 1996, as reported on the Nasdaq market) for 519,173 shares of Common Stock covered by the Registrant's Plans which are not subject to outstanding options or restricted stock grants.
- --------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

          The following documents filed by NaPro BioTherapeutics, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in the Registration Statement:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended on Forms 10-K/A;

          (2) The Company's Report on Form 10-Q for the quarter ended March 31, 1996; and

          (3) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.


Item 4.   Description of Securities

          The description of the Common Stock to be issued is incorporated by reference from Amendment No. 2 to the Company's Registration Statement on Form S-1 filed May 17, 1996 (File No. 33-78016), as may be amended.


Item 5.   Interests of Named Experts and Counsel

          The legality of the shares of Common Stock will be passed on for the Company by Holme Roberts & Owen LLC, Denver, Colorado.

          The consolidated financial statements of NaPro Bio Therapeutics, Inc. appearing in NaPro BioTherapeutics, Inc.'s Annual Report, as amended (Form 10K/A2) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements to the extent covered by consents filed with the Securities and Exchange Commission given upon the authority of such firm as experts in accounting and auditing.


Item 6.   Indemnification of Directors and Officers.

          Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

          Section 145 of the Delaware General Corporation Law contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation. The Certificate of Incorporation and the By-Laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law. In addition, the Registrant maintains an officers and directors liability insurance policy.


Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.


Exhibit
Number    Description of Exhibit
- ------    ----------------------
3.1       Amended and Restated Certificate of Incorporation of the Company/(1)/
3.2       Bylaws of the Company./(1)/
4.1       Common Stock Certificate./(1)/
5.1       Opinion of Holme Roberts & Owen LLC.
23.1      Consent of Ernst & Young LLP.
23.2      The consent of Holme Roberts & Owen LLC is included in Exhibit 5.1.
24.1      Powers of Attorney.

- -------------------

/(1)/ Incorporated herein by reference from the registration statement on Form
     S-1 of NaPro BioTherapeutics, Inc. filed July 27, 1994; File 33-78016.


Item 9.   Undertakings.

          (a)    The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to
                 the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c)    The undersigned Registrant hereby undertakes that:

                 (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

                 (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, as of June 7, 1996.

                               NaPro BioTherapeutics, Inc.


                               By:  /s/ Gordon H. Link, Jr.
                                  --------------------------
                                     Gordon H. Link, Jr.
                                     Vice President and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

        Signatures                    Title                             Date
        ----------                    -----                             ----
          *                  President and Chief Executive          June 7, 1996
- ---------------------------  Officer; Director (Principal
Sterling K. Ainsworth        Executive Officer)


          *                  Chairman of the Board of Directors     June 7, 1996
- ---------------------------
Leonard P. Shaykin

/s/ Gordon H. Link, Jr.      Vice President, Chief Financial        June 7, 1996
- ---------------------------  Officer (Principal Financial Officer
Gordon H. Link, Jr.          and Principal Accounting Officer)


          *                  Director                               June 7, 1996
- ---------------------------
E. Garrett Bewkes, Jr.

          *                  Director                               June 7, 1996
- ---------------------------
Vaughn D. Bryson

          *                  Director                               June 7, 1996
- ---------------------------
Phillip Frost

          *                  Director                               June 7, 1996
- ---------------------------
Mark B. Hacken

          *                  Director                               June 7, 1996
- ---------------------------
Arthur D. Hayes, Jr.

          *                  Director                               June 7, 1996
- ---------------------------
Richard C. Pfenniger, Jr.

          *                  Director                               June 7, 1996
- ---------------------------
Patricia A. Pilia

By:   /s/ Gordon H. Link, Jr.
      -----------------------
        Gordon H. Link, Jr.
         Attorney-in-fact